UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
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FORM 8-K
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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Earliest Event Reported: January 8, 2009
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X-RITE, INCORPORATED
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Michigan	000-14800	38-1737300
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
4300 44th Street S.E. Grand Rapids, Michigan 49512
(Address of principal executive office) (Zip Code)

Registrant’s telephone number, including area code
(616) 803-2200
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02     Results of Operations and Financial Condition

On January 8,  2009, X-Rite, Incorporated (the “Company”) issued a press release announcing preliminary results for the year-ended January 2, 2009 and announcing a new profit improvement plan (the “Profit Improvement Plan”) to address the economic slowdown.  A copy of the press release is attached as Exhibit 99.1 to this Form 8-K.

Item 2.05     Costs Associated with Exit or Disposal Activities

The Company estimates that it will incur a one-time restructuring charge of $3.5 million in connection with the implementation of the Profit Improvement Plan announced on January 8, 2009.  Key components of the Profit Improvement Plan include workforce reductions, reduced work schedules and furloughs for selected employees, reductions in executive compensation, pursuit of manufacturing and logistics efficiencies and other cost saving initiatives.  The restructuring charge consists of approximately $2.75 million in costs related to employee terminations and approximately $0.75 million in professional fees and other miscellaneous costs, all of which will require future cash expenditures.  Although the Company believes its estimates are appropriate and reasonable based on available information, actual results could differ from these estimates.

Forward-looking Statements and Disclaimer

This filing contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those projected in the forward-looking statements, due to a variety of factors, some of which may be beyond the control of the Company.  Factors that could cause such differences include the Company’s ability to effectively implement the Profit Improvement Plan, the Company’s ability to improve sales and operations and realize cost savings, competitive and general economic conditions, the Company’s ability to access into new markets, acceptance of the Company’s products and other risks described in the Company’s filings with the SEC.  The Company undertakes no obligation to publicly update or revise any forward looking statements whether as a result of new information, future events or for any other reason.

Item 9.01     Financial Statements and Exhibits

Exhibits

99.1 - Press Release dated January 8, 2009.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized officer.

X-RITE, INCORPORATED

Dated:	January 14, 2009	By:	/s/ Bradley J. Freiburger
Interim Chief Financial Officer